SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 4, 2021

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21433	04-2797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Address of principal executive offices, including zip code)

(617) 613-6000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $.01 Par Value	FORR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

The disclosure in Item 5.02(c) below is incorporated by reference into this clause (b).

(c)

As announced in the press release attached to this Current Report on Form 8-K, the Board of Directors of the Company has appointed Chris Finn to the position of Chief Financial Officer, effective September 13, 2021. Mr. Finn is currently Vice President FP&A and Global Procurement of LogMeIn, Inc, a software as a service (SaaS) company focused on unified communications and collaboration.

Prior to joining LogMeIn, from 2011 to 2015 Mr. Finn was with Nuance Communications, Inc., most recently serving as the Chief Financial Officer of its Healthcare division.

Mr. Finn, age 51, will receive annual base compensation of $410,000. He will participate in the Company’s Amended and Restated Executive Cash Incentive Plan and will be eligible for an annual target bonus of $255,000, prorated to 50% for 2021, with the actual amount of the bonus payable based on Company performance during 2021, subject to a minimum payment of $127,500 for Mr. Finn in respect of 2021. Mr. Finn will also be granted restricted stock units (RSUs) under and subject to the terms of the Company’s Amended and Restated Equity Incentive Plan (the “Plan”) on the first business day of the month following his start date, with the number of RSUs to be equal to $1,000,000 divided by the closing share price of Forrester common stock on the grant date. These RSUs will vest in four equal annual installments, with the first installment vesting on the first anniversary of the grant date and subsequent installments on each of the next three anniversary dates of the grant date thereafter. Upon a change of control of the Company, the RSUs will become fully vested prior to the change of control, unless there is an assumption, substitution or cash-out of the restricted stock units in connection with the change of control, as provided in and in accordance with the terms of the Plan.

Mr. Finn will also receive a sign-on bonus of $150,000 payable after completion of thirty days of service and will be eligible for an additional one-time executive team bonus of $50,000 if the Company achieves a certain level of contract value bookings in 2021.

Upon commencement of Mr. Finn’s employment with the Company, Scott Chouinard, who has been serving as interim Chief Financial Officer since April 1, 2021, will resume his titles of Chief Accounting Officer and Treasurer.

(e)

The disclosure in Item 5.02(c) above is incorporated by reference into this clause (e).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated August 4, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.

By	/s/ Ryan D. Darrah
Name: Ryan D. Darrah
Title: Chief Legal Officer and Secretary

Date: August 4, 2021